EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Bill Wright	Laurie Dippold
(317) 249-4559	(317) 468-3900
investor_relations@openlane.com	laurie.dippold@openlane.com

OPENLANE, Inc. Reports Third Quarter 2026 Financial Results
•Marketplace commercial vehicles sold growth of 46% YoY
•Marketplace dealer vehicles sold growth of 10% YoY, driven by 22% growth in US dealer vehicles sold
•Gross Merchandise Value (GMV) of approximately $10.0 billion, representing 38% YoY growth
•Revenue of $561 million, representing 13% YoY growth, driven by 18% growth in auction and related fees
•Net income of $45 million
•Adjusted EBITDA of $107 million, representing 23% YoY growth
•Cash flow from operating activities of $97 million, representing 34% YoY growth

Carmel, IN, November 4, 2026 — OPENLANE, Inc. (NYSE: OPLN), today reported its third quarter financial results for the period ended September 30, 2026.
"The positive momentum OPENLANE sustained in the third quarter reinforces the strength of our strategy and the differentiated value we deliver to the market," said Peter Kelly, CEO of OPENLANE. "We grew consolidated revenue by 13%, delivered Adjusted EBITDA of $107 million and grew marketplace GMV by 38% to $10 billion. Our US dealer volumes grew 22%, meaningfully outpacing the industry, while our commercial business accelerated from the upward inflection of off-lease volumes. And we believe the recent changes to our competitive landscape provide OPENLANE with a unique opportunity to gain additional market share."
"OPENLANE’s focused execution continues to fuel growth and deliver compelling operational and financial results," said Brad Herring, CFO of OPENLANE. "We are successfully leveraging OPENLANE’s unique advantages with AFC’s independent dealers and the franchise dealers in our private label programs. We are extending our lead in technology, improving the customer experience and gaining in brand preference. And we remain well positioned to close out 2026 and enter the new year with strength and momentum."
2026 Guidance
The company is narrowing its annual guidance to the following:

	Previous Guidance (August 4, 2026)	Revised Guidance (November 4, 2026)
Net income (in millions)	$163 - $176	$169 - $177
Adjusted EBITDA (in millions)	$385 - $400	$390 - $400
Net income per share - diluted *	$1.23 - $1.33	$1.27 - $1.34
Operating Adjusted EPS	$1.40 - $1.50	$1.45 - $1.52
* The company uses the two-class method of calculating net income per diluted share. Under the two-class method, net income is adjusted for dividends and undistributed earnings (losses) to the previous holders of the Series A Preferred Stock (based on the weighted average number of participating securities outstanding during the period).

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Share Repurchase Authorization
The board of directors authorized an increase in the size of the company's $250 million share repurchase program by an additional $150 million to $400 million, and an extension of the share repurchase program through December 31, 2027. With the increase, and giving effect to the company's previous repurchases, approximately $250 million remains available for repurchases under the share repurchase program at October 31, 2026.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, November 4, 2026 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s third quarter 2026 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
Upcoming Investor Events
OPENLANE also announces participation in the following upcoming investor conferences and events:
•Stephens Annual Investment Conference in Nashville, Tenn., Nov. 17-19, 2026: CFO Brad Herring and EVP & President, Marketplace, James Coyle, with a fireside chat on Nov. 17 at 8:45 a.m. CT
•UBS Global Technology and AI Conference in Scottsdale, Ariz., Nov. 30 - Dec. 3, 2026: CEO Peter Kelly and CFO Brad Herring
•Wells Fargo TMT Summit in Rancho Palos Verdes, Calif., Dec. 7-9, 2026: CEO Peter Kelly and CFO Brad Herring, with a fireside chat on Dec. 8 at 12:45 p.m. PT
Information about the events, including webcast links where available, may be found in the investor relations section of corporate.openlane.com.
About OPENLANE
OPENLANE, Inc. (NYSE: OPLN) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2026 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues
Auction and related fees	$253.2	$215.2	$754.0	$628.0
SaaS and other revenue	73.9	65.3	214.8	195.0
Purchased vehicle sales	119.4	108.9	346.5	293.1
Finance revenue	114.7	109.0	328.4	324.1
Total operating revenues	561.2	498.4	1,643.7	1,440.2
Operating expenses
Cost of services (exclusive of depreciation and amortization)	309.3	270.2	887.4	766.2
Finance interest expense	28.2	28.1	78.7	82.6
Provision for credit losses	8.4	11.5	27.6	29.5
Selling, general and administrative	123.4	110.9	371.6	332.4
Depreciation and amortization	21.5	22.7	66.7	68.4
Loss on sale of property	—	—	—	7.0
Total operating expenses	490.8	443.4	1,432.0	1,286.1
Operating profit	70.4	55.0	211.7	154.1
Interest expense	10.0	1.1	30.1	8.2
Other income, net	(0.4)	(2.2)	(5.6)	(14.6)
Loss on extinguishment of debt	0.7	—	0.7	—
Income before income taxes	60.1	56.1	186.5	160.5
Income taxes	15.4	8.2	48.6	42.3
Net income	$44.7	$47.9	$137.9	$118.2

Amounts attributable to common stockholders
Net income	$44.7	$47.9	$137.9	$118.2
Series A Preferred Stock dividends	—	(11.1)	(8.6)	(33.3)
Net income attributable to participating securities	—	(9.2)	(9.5)	(21.2)
Net income attributable to common stockholders	$44.7	$27.6	$119.8	$63.7

Net income per share
Basic	$0.36	$0.26	$1.05	$0.59
Diluted	$0.36	$0.25	$1.02	$0.59

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2026	December 31, 2025
Cash and cash equivalents	$244.9	$141.5
Restricted cash	34.7	43.9
Trade receivables, net of allowances	417.4	314.1
Finance receivables, net of allowances	2,763.8	2,425.4
Other current assets	103.3	86.7
Total current assets	3,564.1	3,011.6

Goodwill	1,234.8	1,243.5
Customer relationships, net of accumulated amortization	90.3	102.7
Operating lease right-of-use assets	54.5	57.9
Property and equipment, net of accumulated depreciation	96.9	104.2
Intangible and other assets	188.6	204.4
Total assets	$5,229.2	$4,724.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,000.0	$840.1
Obligations collateralized by finance receivables	2,064.1	1,758.3
Current maturities of debt	5.5	5.5
Total current liabilities	3,069.6	2,603.9

Long-term debt	528.7	530.1
Operating lease liabilities	49.0	53.0
Other non-current liabilities	5.1	6.8
Temporary equity	—	289.8
Stockholders’ equity	1,576.8	1,240.7
Total liabilities, temporary equity and stockholders’ equity	$5,229.2	$4,724.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$137.9	$118.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66.7	68.4
Provision for credit losses	27.6	29.5
Deferred income taxes	5.1	4.0
Amortization of debt issuance costs	7.2	6.6
Stock-based compensation	24.6	9.9
Loss on sale of property	—	7.0
Loss on extinguishment of debt	0.7	—
Other non-cash, net	0.9	0.3
Changes in operating assets and liabilities:
Trade receivables and other assets	(117.0)	(120.8)
Accounts payable and accrued expenses	155.8	143.3
Net cash provided by operating activities	309.5	266.4
Investing activities
Net increase in finance receivables held for investment	(367.6)	(196.1)
Purchases of property, equipment and computer software	(40.7)	(40.7)
Investments in securities	(1.6)	(1.1)
Proceeds from sale of investments	2.0	—
Proceeds from the sale of property and equipment	—	42.4
Net cash used by investing activities	(407.9)	(195.5)
Financing activities
Net increase in book overdrafts	2.0	13.1
Net repayments of lines of credit	—	(0.6)
Net increase in obligations collateralized by finance receivables	322.9	145.8
Payments for debt issuance costs/amendments	(12.4)	(0.4)
Payments on long-term debt	(4.1)	(210.0)
Issuance of common stock under stock plans	10.7	7.8
Tax withholding payments for vested RSUs	(9.4)	(6.5)
Repurchase and retirement of common stock, including excise taxes	(91.5)	(35.8)
Repurchase and retirement of Series A Preferred Stock, including excise taxes	(5.6)	—
Dividends paid on Series A Preferred Stock	(5.3)	(33.3)
Net cash provided by (used by) financing activities	207.3	(119.9)
Effect of exchange rate changes on cash	(14.7)	11.7
Net increase (decrease) in cash, cash equivalents and restricted cash	94.2	(37.3)
Cash, cash equivalents and restricted cash at beginning of period	185.4	183.7
Cash, cash equivalents and restricted cash at end of period	$279.6	$146.4
Supplemental disclosures of cash flow information
Cash paid for interest	$102.3	$85.6
Cash paid for taxes, net of refunds - continuing operations	$48.0	$29.6
Cash paid for taxes, net of refunds - discontinued operations	$(0.5)	$(1.5)
Supplemental disclosure of non-cash financing activity
Accrual for repurchase of common stock	$0.4	$—

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating adjusted income per diluted share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income is defined as net income (loss) adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes Operating adjusted income provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents Operating adjusted income divided by weighted average diluted shares, with preferred shares treated as converted for the entire period.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Operating adjusted income and Operating Adjusted EPS have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile net income to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions), (Unaudited)	2026	2025	2026	2025
Net income	$44.7	$47.9	$137.9	$118.2
Add back:
Income taxes	15.4	8.2	48.6	42.3
Finance interest expense	28.2	28.1	78.7	82.6
Interest expense, net of interest income	9.0	0.6	27.7	5.3
Depreciation and amortization	21.5	22.7	66.7	68.4
EBITDA	118.8	107.5	359.6	316.8
Non-cash stock-based compensation	7.2	4.4	25.8	10.8
Loss on extinguishment of debt	0.7	—	0.7	—
Securitization interest	(25.9)	(25.6)	(71.0)	(75.1)
Loss on sale of property	—	—	—	7.0
Severance	1.3	2.4	4.1	6.8
Foreign currency losses (gains)	0.5	(1.6)	(0.7)	(10.5)
ERP implementation costs	0.6	—	1.6	—
Impact of Canadian DST related to prior years	—	—	(15.9)	—
Realized gain on investment securities	—	—	(1.3)	—
Transaction-related costs	1.7	—	1.7	—
Other	1.9	—	2.1	0.8
Total addbacks (deductions)	(12.0)	(20.4)	(52.9)	(60.2)
Adjusted EBITDA	$106.8	$87.1	$306.7	$256.6

	Three Months Ended September 30, 2026
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Net income	$14.1	$30.6	$44.7
Add back:
Income taxes	5.2	10.2	15.4
Finance interest expense	—	28.2	28.2
Interest expense, net of interest income	9.0	—	9.0
Depreciation and amortization	18.6	2.9	21.5
EBITDA	46.9	71.9	118.8
Non-cash stock-based compensation	5.6	1.6	7.2
Loss on extinguishment of debt	—	0.7	0.7
Securitization interest	—	(25.9)	(25.9)
Severance	1.2	0.1	1.3
Foreign currency losses	0.5	—	0.5
ERP implementation costs	0.5	0.1	0.6
Transaction-related costs	1.4	0.3	1.7
Other	1.7	0.2	1.9
Total addbacks (deductions)	10.9	(22.9)	(12.0)
Adjusted EBITDA	$57.8	$49.0	$106.8

The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,
(In millions), (Unaudited)	2026	2025
Net cash provided by operating activities	$97.1	$72.2
Purchases of property, equipment and computer software	(13.8)	(14.6)
Free Cash Flow	83.3	57.6
Severance	1.5	1.6
Other	2.2	0.1
Net increase in finance receivables held for investment	(150.9)	(151.1)
Net increase in obligations collateralized by finance receivables	188.1	96.4
Adjusted Free Cash Flow	$124.2	$4.6
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts), (Unaudited)	2026	2025	2026	2025
Net income	$44.7	$47.9	$137.9	$118.2
Acquired amortization expense	7.8	8.4	24.1	25.0
Impact of Canadian DST related to prior years	—	—	(15.9)	—
Loss on sale of property	—	—	—	7.0
Loss on extinguishment of debt	0.7	—	0.7	—
ERP implementation costs	0.6	—	1.6	—
Realized gain on investment securities	—	—	(1.3)	—
Transaction-related costs	1.7	—	1.7	—
Other	1.9	—	1.9	—
Income taxes (1)	(3.0)	(5.7)	(2.8)	(8.2)
Operating adjusted income	$54.4	$50.6	$147.9	$142.0

Operating Adjusted EPS (2)	$0.43	$0.35	$1.18	$0.98

Weighted average diluted shares - including assumed conversion of preferred shares on January 1 of each respective period	125.4	144.0	125.7	144.2
(1)For the three and nine months ended September 30, 2026 and 2025, each tax deductible item was booked to the applicable statutory rate.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of Operating adjusted income for purposes of calculating Operating Adjusted EPS.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions), (Unaudited)	Low	High	Low	High
Net income	$163	$176	$169	$177
Add back:
Income taxes	59	63	61	64
Finance interest expense	106	106	107	107
Interest expense, net of interest income	40	38	38	37
Depreciation and amortization	90	90	88	89
EBITDA	458	473	463	474
Total addbacks (deductions), net	(73)	(73)	(73)	(74)
Adjusted EBITDA	$385	$400	$390	$400
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS for the 2026 guidance presented:

	2026 Guidance - Previous		2026 Guidance - Revised
(In millions, except per share amounts), (Unaudited)	Low	High	Low	High
Net income	$163	$176	$169	$177
Total adjustments, net	13	13	13	14
Operating adjusted income	$176	$189	$182	$191

Operating Adjusted EPS	$1.40	$1.50	$1.45	$1.52

Weighted average diluted shares - including assumed conversion of preferred shares on January 1, 2026	126	126	125	125